Exhibit 1.01

AMENDMENT NO. 1 TO THE BACKSTOP AGREEMENT

This AMENDMENT NO. 1 TO THE BACKSTOP AGREEMENT (this “Amendment”) is made as of November 12, 2012, by and among McEwen Mining Inc. (“McEwen Mining”), McEwen Mining - Minera Andes Acquisition Corp. (“Exchange Co.”), and Robert R. McEwen (the “Backstop Purchaser”).  Capitalized terms used but not defined in this Amendment shall have the meaning ascribed to such terms in the Backstop Agreement (as defined below).

WHEREAS, McEwen Mining, Exchange Co. and the Backstop Purchaser are parties to that certain Backstop Agreement dated October 26, 2012 (the “Backstop Agreement”); and

WHEREAS, the parties hereto desire to amend the Backstop Agreement in the manner set forth herein.

NOW, THEREFORE, in consideration of the covenants set forth in the Backstop Agreement and herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             Amendment to subsection 3 of the Backstop Agreement.  Subsection 3 of the Backstop Agreement is hereby deleted in its entirety and the subsections following after subsection 3 shall be renumbered accordingly.

2.             Miscellaneous.  This Amendment shall be subject to the following general provisions: (i) this Amendment shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; (ii) this Amendment shall be governed by and interpreted in accordance with the laws of the Province of Ontario; (iii) this Amendment may be executed in any number of counterparts, each of which shall constitute an original, and all of which shall constitute one and the same; and (iv) except as expressly set forth herein, the Backstop Agreement shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligation of McEwen Mining, Exchange Co. and Mr. McEwen.

/s/ Robert R. McEwen
Robert R. McEwen

MCEWEN MINING INC.

By:	/s/ Perry Ing
Perry Ing
Vice President and Chief Financial Officer

MCEWEN MINING — MINERA ANDES ACQUISITION CORP.

By:	/s/ Perry Ing
Perry Ing
Vice President, Treasurer